Exhibit 99

Hutchinson Technology Third Quarter Earnings Per Share Total $0.55; Steady Demand, Improved Productivity and Yields Benefit Performance

    HUTCHINSON, Minn.--(BUSINESS WIRE)--July 22, 2003--Hutchinson Technology Incorporated (Nasdaq:HTCH) today reported net income of $16,407,000, or $0.55 per diluted share, on net sales of $120,127,000 for its fiscal third quarter ended June 29, 2003. In the comparable fiscal 2002 period, the company reported net income of $3,291,000, or $0.13 per diluted share, on net sales of $97,356,000.
    For the 39 weeks ended June 29, 2003, Hutchinson Technology reported net income of $49,150,000, or $1.70 per diluted share, on net sales of $377,948,000. Results for the period include a pre-tax debt extinguishment charge of approximately $3.3 million, or $0.08 per diluted share. In the comparable fiscal 2002 period, the company reported net income of $8,948,000, or $0.35 per diluted share, on net sales of $281,572,000. Results for the fiscal 2002 period included an increase to operating income totaling $2,632,000, or $0.08 per diluted share, resulting from a legal settlement and insurance proceeds related to litigation defense costs.
    Wayne M. Fortun, Hutchinson Technology's president and chief executive officer, said that during the third quarter the company continued to benefit from steady demand and further increases in productivity and yields. "Our net income through the first nine months of fiscal 2003 has already surpassed net income in our best fiscal year ever," said Fortun. "Compared with the fiscal 2003 second quarter, our average output per manufacturing unit increased by 3 percent and our overall manufacturing yields reached a record high level, helping us improve our gross margin on unit volume that was comparable to the second quarter," said Fortun. Gross margin for the third quarter was 32 percent, up from 31 percent in the two preceding quarters.
    The company shipped approximately 130 million suspensions during the quarter, about equal with fiscal 2003 second quarter unit volume. Overall average selling prices for suspension assemblies in the fiscal 2003 third quarter were $0.87, the same as in the fiscal 2003 second quarter. TSA suspension assemblies accounted for 85 percent of unit volume in the fiscal 2003 third quarter, compared with 88 percent in the fiscal 2003 second quarter. Sales of components to other suspension assembly manufacturers accounted for approximately 4 percent of fiscal 2003 third quarter net sales, down from 8 percent in the fiscal 2003 second quarter.
    During the fiscal 2003 third quarter, the company generated approximately $33.6 million in cash from operations. At quarter end, the company's cash, cash equivalents and securities available for sale totaled $284.6 million, up from $263.6 million at the end of the fiscal 2003 second quarter.
    Compared with the fiscal 2002 third quarter, the company's unit shipments of suspension assemblies increased by 31 percent. The company attributed the year-over-year increase in volume to its preferred position with customers, an overall increase in disk drive demand and an increase in suspension assembly consumption related to the lower yields some customers continue to experience in the transition to higher density recording heads. In addition, overall suspension demand is benefiting from a slowdown in the rate of improvement in data density on disk drives in mass production.
    Fortun said activity in the company's Development Center, which develops new suspension assembly products for future customer disk drive programs, has increased for the company's major customers. "Historically, activity in our Development Center has been an indicator of future volume and product mix trends in our business," said Fortun. "Compared to the fiscal 2003 second quarter, the number of projects in progress in our Development Center has increased by 45%, and all of the incremental growth is related to TSA suspensions. As a result, we currently expect to see a further adoption of our TSA designs and increased volume as new customer programs are launched in our fiscal 2004."
    For its fiscal 2003 fourth quarter, the company currently expects shipments to be between 125 and 135 million units. Unlike the fiscal 2003 third quarter, where production volume exceeded shipment volume, production volume in the fiscal 2003 fourth quarter is expected to be similar to shipment volume. Overall average selling prices for the quarter are expected to range from $0.85 to $0.90.
    "During our fiscal 2003 fourth quarter, we expect to experience lower gross margins than in the third quarter because of the lower number of units we plan to produce," said Fortun. "In addition, we will incur higher fixed costs during the quarter related to our installation of additional capacity to accommodate the increased volume we have experienced and are currently expecting entering fiscal 2004." Based on these factors, the company expects net sales for the fiscal 2003 fourth quarter of $120 to $125 million with gross margins of 26 to 30 percent and net income per diluted share of $0.40 to $0.50.
    Hutchinson Technology is the leading worldwide supplier of suspension assemblies for disk drives. Hutchinson Technology's BioMeasurement Division provides health professionals with simple, accurate methods to measure the oxygen in tissue.

    In connection with the adoption of the Securities and Exchange Commission rules governing fair disclosure (Regulation FD), the company is adopting a policy of providing financial information and projections only through means that are designed to provide broad distribution of the information to the public, and the company will continue to refrain from making or updating projections or otherwise providing material non-public information through any other means.
    This announcement contains forward-looking statements regarding the company's Development Center activity, new suspension assembly products, design wins on new programs, adoption of TSA designs, customer qualification on new programs, execution on program ramps and volume production, expected average selling prices and anticipated financial results. These statements involve risks and uncertainties. The company's actual results could differ materially from those anticipated in these forward-looking statements as a result of acceptance and adoption of innovative product features, achieving volume production levels on disk drive programs, the company's ability to fully realize anticipated yields and productivity, the company's ability to fully realize anticipated cost reductions, changes in market consumption of disk drives or suspension assemblies, faster or slower improvements in disk drive data densities which affect suspension assembly demand and other factors described from time to time in the company's reports filed with the Securities and Exchange Commission.
    The company, as previously announced on July 14, 2003, will conduct a conference call and webcast for investors beginning at 4:00 p.m. Central Daylight Time (CDT) on July 22, 2003. Individual investors and news media may participate in the conference call via the live webcast. The webcast will be available through the Investor Relations page on Hutchinson Technology's web site at www.htch.com or at www.streetevents.com. Webcast participants will need to complete a brief registration form and should allow extra time before the webcast begins to register and, if necessary, download and install audio software. A replay of the call will be available beginning at approximately 6:00 p.m. CDT on July 22 until 6:00 p.m. CDT on July 25. To access the replay, dial 800-633-8284 or 402-977-9140 and enter 21151425# at the reservation number prompt.



                  Hutchinson Technology Incorporated
                          (Nasdaq/NMS: HTCH)

                                             Thirteen Weeks Ended

                                        June 29, 2003   June 30, 2002
                                       --------------- ---------------
Net sales                              $  120,127,000  $   97,356,000
Gross profit                           $   38,900,000  $   23,729,000
Income from operations                 $   18,525,000  $    5,342,000
Net income                             $   16,407,000  $    3,291,000
Net income per common share:
 Basic                                 $         0.64  $         0.13
 Diluted                               $         0.55  $         0.13
Weighted average common and
 common equivalent shares outstanding:
 Basic                                     25,650,000      25,328,000
 Diluted                                   31,300,000      25,480,000


                                           Thirty-Nine Weeks Ended

                                        June 29, 2003   June 30, 2002
                                       --------------- ---------------
Net sales                              $  377,948,000  $  281,572,000
Gross profit                           $  118,959,000  $   63,144,000
Income from operations                 $   63,791,000  $   14,855,000
Net income                             $   49,150,000  $    8,948,000
Net income per common share:
 Basic                                 $         1.93  $         0.35
 Diluted                               $         1.70  $         0.35
Weighted average common and
 common equivalent shares outstanding:
 Basic                                     25,525,000      25,285,000
 Diluted                                   31,308,000      25,556,000


                                             At               At
                                        June 29, 2003   Sept. 29, 2002
                                       --------------- ---------------

Total assets                           $  623,986,000  $  562,101,000
Cash and cash equivalents              $   81,426,000  $   57,852,000
Securities available for sale          $  203,176,000  $  151,257,000
Total shareholders' investment         $  414,059,000  $  356,961,000


                  (Full financial statements follow)


                  Hutchinson Technology Incorporated
      Condensed Consolidated Statements of Operations - Unaudited
                 (In thousands, except per share data)

                                  Thirteen Weeks    Thirty-Nine Weeks
                                      Ended               Ended
                                ------------------ -------------------
                                June 29,  June 30, June 29,  June 30,
                                  2003      2002     2003      2002
                                --------- -------- --------- ---------

Net sales                       $120,127  $97,356  $377,948  $281,572

Cost of sales                     81,227   73,627   258,989   218,428
                                --------- -------- --------- ---------

  Gross profit                    38,900   23,729   118,959    63,144

Research and development
 expenses                          4,332    4,530    10,417    13,315

Selling, general and
  administrative expenses         16,043   13,857    44,751    37,606

Litigation settlement                  -        -         -    (2,632)
                                --------- -------- --------- ---------

  Income from operations          18,525    5,342    63,791    14,855

Interest expense                    (560)  (3,259)   (5,776)  (10,380)

Interest Income                    1,516    1,556     4,549     5,352

Loss on debt extinguishment            -        -    (3,265)        -

Other income, net                    774      235     1,380       702
                                --------- -------- --------- ---------

  Income before income taxes      20,255    3,874    60,679    10,529

Provision for income taxes         3,848      583    11,529     1,581
                                --------- -------- --------- ---------

  Net income                     $16,407   $3,291   $49,150    $8,948
                                ========= ======== ========= =========

Basic earnings per share           $0.64    $0.13     $1.93     $0.35
                                ========= ======== ========= =========

Diluted earnings per share         $0.55    $0.13     $1.70     $0.35
                                ========= ======== ========= =========

Weighted average common
  shares outstanding              25,650   25,328    25,525    25,285
                                ========= ======== ========= =========

Weighted average common
  and diluted shares outstanding  31,300   25,480    31,308    25,556
                                ========= ======== ========= =========


                  Hutchinson Technology Incorporated
          Condensed Consolidated Balance Sheets - Unaudited
                  (In thousands, except shares data)

                                               June 29,  September 29,
                                                 2003        2002
ASSETS                                         --------- -------------
Current assets:
  Cash and cash equivalents                     $81,426       $57,852
  Securities available for sale                 203,176       151,257
  Trade receivables, net                         49,923        51,363
  Other receivables                               6,483         4,590
  Inventories                                    32,493        27,110
  Prepaid taxes and other                        13,109        12,376
                                               --------- -------------
      Total current assets                      386,610       304,548
Property, plant and equipment, net              175,907       181,494
Deferred tax assets                              36,904        46,883
Other assets                                     24,565        29,176
                                               --------- -------------
                                               $623,986      $562,101
                                               ========= =============

LIABILITIES AND SHAREHOLDERS' INVESTMENT
Current liabilities:
  Current maturities of long-term debt             $200          $253
  Capital lease obligation                        1,775         7,250
  Accounts payable                               23,456        17,793
  Accrued expenses                               11,696        12,942
  Accrued compensation                           21,904        21,580
                                               --------- -------------
      Total current liabilities                  59,031        59,818
Long-term debt, less current maturities               0           371
Convertible subordinated notes                  150,000       143,500
Other long-term liabilities                         896         1,451
Shareholders' investment:
  Common stock $.01 par value, 100,000,000
   shares authorized, 25,804,000 and
   25,355,000 issued and outstanding                258           254
  Additional paid-in capital                    377,358       369,641
  Accumulated other comprehensive income            867           640
  Accumulated earnings (deficit)                 35,576       (13,574)
                                               --------- -------------
      Total shareholders' investment            414,059       356,961
                                               --------- -------------
                                               $623,986      $562,101
                                               ========= =============


                  Hutchinson Technology Incorporated
     Condensed Consolidated Statements of Cash Flows - Unaudited
                        (Dollars in thousands)

                                                   Thirty-Nine Weeks
                                                          Ended
                                                   -------------------
                                                   June 29,  June 30,
                                                     2003      2002
                                                   --------- ---------
Operating activities:
  Net income                                        $49,150    $8,948
  Adjustments to reconcile net income to cash
   provided by operating activities:
    Depreciation and amortization                    43,322    46,697
    Write-off of unamortized debt issuance costs      1,346         -
    Deferred taxes                                    9,611     2,395
    Changes in operating assets and liabilities       3,692   (25,253)
                                                   --------- ---------
        Cash provided by operating activities       107,121    32,787
                                                   --------- ---------

Investing activities:
  Capital expenditures                              (35,974)  (25,086)
  Purchases of marketable securities               (167,062) (196,366)
  Sales of marketable securities                    115,627   187,209
                                                   --------- ---------
        Cash used for investing activities          (87,409)  (34,243)
                                                   --------- ---------

Financing activities:
  Repayments of long-term debt                     (143,924)  (13,640)
  Repayments of capital lease obligation             (5,475)   (4,966)
  Net proceeds from issuance of convertible
   subordinated notes                               145,540         -
  Net proceeds from issuance of common stock          7,721     2,731
                                                   --------- ---------
        Cash provided by (used for) financing
         activities                                   3,862   (15,875)
                                                   --------- ---------

Net increase (decrease) in cash and cash
 equivalents                                         23,574   (17,331)

Cash and cash equivalents at beginning of period     57,852   113,313
                                                   --------- ---------

Cash and cash equivalents at end of period          $81,426   $95,982
                                                   ========= =========


                  Hutchinson Technology Incorporated
              Earnings Per Share Calculation - Unaudited
                (In thousands, except per share data)

                                    Thirteen Weeks   Thirty-Nine Weeks
                                         Ended             Ended
                                   ----------------- -----------------
                                   June 29, June 30, June 29, June 30,
                                     2003     2002     2003     2002
                                   -------- -------- -------- --------

Net income (A)                     $16,407   $3,291  $49,150   $8,948
Plus: interest expense on
      convertible subordinated
      notes                          1,001        -    5,556        -
Less: additional profit sharing
      expense and income tax
      provision                        271        -    1,506        -
                                   -------- -------- -------- --------
Net income available to common
 shareholders (B)                  $17,137   $3,291  $53,200   $8,948
                                   ======== ======== ======== ========

Weighted average common shares
 outstanding (C)                    25,650   25,328   25,525   25,285
Dilutive potential common shares     5,650      152    5,783      271
Weighted average common and
 diluted shares outstanding (D)     31,300   25,480   31,308   25,556
                                   ======== ======== ======== ========

Basic earnings per share ((A)/(C))   $0.64    $0.13    $1.93    $0.35
Diluted earnings per share
 ((B)/(D))                           $0.55    $0.13    $1.70    $0.35

    CONTACT: Hutchinson Technology, Hutchinson
             Media Contact:
             Connie Pautz, 320-587-1823
             or
             Investor Contact:
             Darlene Polzin, 320-587-1605